UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 2, 2015

RELM Wireless Corporation
(Exact Name of Registrant Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

001-32644 (Commission File Number)	59-34862971 (I.R.S. Employer Identification No.)

7100 Technology Drive, West Melbourne, FL (Address of principal executive offices)	32904 (Zip Code)
Registrant’s telephone number, including area code (321) 984-1414
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2015, RELM Wireless Corporation (the “Company”) entered into an agreement (the “Agreement”) with Fundamental Global Investors, LLC (“Fundamental”) relating to, among other matters, the membership and composition of the Board of Directors of the Company (the “Board”).

Pursuant to the Agreement, Fundamental has the right to nominate for appointment by the Board a director to serve on the Board (the “Fundamental Appointee”). When such nomination is made, the Board will increase the size of the board to seven members and appoint the Fundamental Appointee to fill such vacancy until such time as his or her successor is duly elected and qualified. Fundamental also agreed to vote in favor of all of the Company’s Board nominees in connection with the Company’s 2015 Annual Meeting of stockholders.

A copy of the Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement, dated as of March 2, 2015, by and among RELM Wireless Corporation and Fundamental Global Investors, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION

Date: March 2, 2015	By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Agreement, dated as of March 2, 2015, by and among RELM Wireless Corporation and Fundamental Global Investors, LLC.